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                                                                    Exhibit 21.1

                                3D Systems, Inc.
                    List of Subsidiaries at December 31, 2002

The Company has the following subsidiaries:

3D Canada Company, a Nova Scotia unlimited liability company ("3D Canada"), a wholly-owned subsidiary of the Company;
     and
3D Holdings, LLC, a Delaware limited liability company, owned by the Company and 3D Canada;
     and
RPC, Ltd., a Swiss company, a wholly-owned subsidiary of the Company;
     and
3D Systems, Inc., a California corporation ("3D, Inc."), a wholly-owned subsidiary of 3D Holdings, LLC;
     and
3D Systems Europe Limited ("3D Europe"), a U.K. corporation, a wholly-owned subsidiary of 3D California;
     and
3D Systems GmbH, a German corporation, a wholly-owned subsidiary of 3D Europe;
     and
3D Systems France SARL, a French limited liability company, a wholly-owned subsidiary of 3D Europe;
     and
3D Systems Italia S.r.l., an Italian limited liability company, a wholly-owned subsidiary of 3D Europe and the Company;
     and
3D Capital Corporation, a wholly-owned subsidiary of 3D California;
     and
3D Systems International, Inc., a Barbados corporation, a wholly-owned subsidiary of 3D California;
     and
3D Systems Asia Pacific, Ltd., a California corporation, a wholly-owned subsidiary of 3D California;
     and
OptoForm SARL, a French limited liability company, a wholly-owned subsidiary of 3D Systems France SARL;
     and
3D European Holdings Limited, a United Kingdom corporation, a wholly-owned subsidiary of 3D Europe;
     and
3D Systems Solid Imaging S.A., a Spanish company, a wholly-owned subsidiary of 3D Europe;
     and
OptoForm LLC, a Delaware limited liability company, 60% owned by 3D California;
     and
3D Systems Japan K.K., a Japanese corporation, a wholly-owned subsidiary of 3D, Inc.